Exhibit 2.1

CERTIFICATE OF INCORPORATION
OF
800 DEGREES GO, InC.

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this corporation is 800 Degrees Go, Inc.

II.

The registered office of the corporation in the State of Delaware is 850 New Burton Road, Suite 201, City of Dover, County of Kent, 19904 and the name of the registered agent of the corporation in the State of Delaware at such address is COGENCY GLOBAL INC.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 40,000,000, each having a par value of $0.0001.

V.

A.            Management by Board of Directors. The management of the business and the conduct of the affairs of the corporation will be vested in its Board of Directors. The number of directors which will constitute the whole Board of Directors will be fixed by the Board of Directors in the manner provided in the Bylaws. Unless and except to the extent that the bylaws of the corporation so require the election of directors of the corporation need not be by written ballot.

B.            Election of Directors. Directors will be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director will hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

C.            No Cumulative Voting. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, will be entitled to so cumulate such stockholder’s votes unless (1) the names of such candidate or candidates have been placed in nomination prior to the voting and (2) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

D.            Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

E.            Empowerment Regarding Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders will also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders will require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

VI.

A.            Liability of Directors Limited. The liability of the directors for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent under applicable law.

B.            Indemnification Authorized. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permits the corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation will be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.            Limitation on Repeal of Article VI. Any repeal or modification of this Article VI is only prospective and does not affect the rights or protections or increase the liability of any officer or director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

The name and the mailing address of the Sole Incorporator is:

Kevin Morris
1438 9th Street

Santa Monica, CA 90401

IX.

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article IX is held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of August 12, 2021.

Kevin Morris
Sole Incorporator

CERTIFICATE OF INCORPORATION